Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter and Full Year 2022 Results and
Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

•	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $0.925 per share for Q1 2023 as compared to $0.915 per share for Q4 2022 – Cogent’s forty-second consecutive quarterly dividend increase.

o	The Q1 2023 $0.925 dividend per share represents an annual increase of 8.2% from the dividend per share of $0.855 for Q1 2022.

•	Service revenue increased from Q3 2022 to Q4 2022 by 1.3% to $152.0 million, increased from Q4 2021 to Q4 2022 by 3.2%, and increased from full year 2021 to 2022 by 1.7% to $599.6 million.

o	Service revenue, on a constant currency basis, increased from Q3 2022 to Q4 2022 by 1.3%, increased from Q4 2021 to Q4 2022 by 5.5% and increased from full year 2021 to full year 2022 by 3.9%.

o	Service revenue, on a constant currency basis and adjusted for the impact of excise tax revenues, increased from Q3 2022 to Q4 2022 by 1.3%, increased from Q4 2021 to Q4 2022 by 5.7% and increased from full year 2021 to full year 2022 by 4.4%.

•	Net cash provided by operating activities increased by 2.0% from full year 2021 to full year 2022 to $173.7 million.

•	Sprint (T-Mobile Wireline) acquisition costs were $0.2 million for Q4 2022 and $2.2 million for full year 2022.

•	EBITDA margin, including the impact of $0.2 million of Sprint (T-Mobile Wireline) acquisition costs for Q4 2022 was 37.6%.

•	EBITDA, including the impact of $2.2 million of Sprint (T-Mobile Wireline) acquisition costs for full year 2022 was 38.5%

o	EBITDA, excluding the impact of $2.2 million of Sprint (T-Mobile Wireline) acquisition costs for full year 2022 was 38.8%.

[WASHINGTON, D.C. February 23, 2023] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $152.0 million for the three months ended December 31, 2022, an increase of 1.3% from the three months ended September 30, 2022 and an increase of 3.2% from the three months ended December 31, 2021. Foreign exchange rates did not materially impact service revenue growth from the three months ended September 30, 2022 to the three months ended December 31, 2022, negatively impacted service revenue growth from the three months ended December 31, 2021 to the three months ended December 31, 2022 by $3.4 million and negatively impacted service revenue growth from the year ended December 31, 2021 to the year ended December 31, 2022 by $13.1 million. On a constant currency basis, service revenue increased by 1.3% from the three months ended September 30, 2022 to the three months ended December 31, 2022, increased by 5.5% for the three months ended December 31, 2021 to the three months ended December 31, 2022 and increased by 3.9% from the year ended December 31, 2021 to the year ended December 31, 2022.

The impact of excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense, did not materially impact service revenue growth from the three months ended September 30, 2022 to the three months ended December 31, 2022, negatively impacted service revenue growth from the three months ended December 31, 2021 to the three months ended December 31, 2022 by $0.3 million and negatively impacted service revenue growth from the full year 2021 to full year 2022 by $3.1 million. On a constant currency basis, and adjusting for the impact of changes in excise tax revenue, service revenue increased by 1.3% from the three months ended September 30, 2022 to the three months ended December 31, 2022, increased by 5.7% for the three months ended December 31, 2021 to the three months ended December 31, 2022 and increased by 4.4% from full year 2021 to full year 2022.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $114.9 million for the three months ended December 31, 2022; an increase of 1.5% from the three months ended September 30, 2022 and an increase of 3.8% from the three months ended December 31, 2021. On-net revenue was $452.8 million for the year ended December 31, 2022; an increase of 2.2% over the year ended December 31, 2021.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.9 million for the three months ended December 31, 2022; an increase of 0.7% from the three months ended September 30, 2022 and an increase of 1.6% from the three months ended December 31, 2021. Off-net revenue was $146.2 million for the year ended December 31, 2022; a decrease of 0.2% from the year ended December 31, 2021.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 4.7% from the three months ended December 31, 2021 to $71.4 million for the three months ended December 31, 2022 and increased by 2.2% from the three months ended September 30, 2022. GAAP gross profit increased by 1.8% from the year ended December 31, 2021 to $279.2 million for the year ended December 31, 2022. GAAP gross margin was 47.0% for the three months ended December 31, 2022 and 46.6% for the year ended December 31, 2022.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 4.6% from the three months ended December 31, 2021 to $95.1 million for the three months ended December 31, 2022 and increased by 2.3% from the three months ended September 30, 2022. Non-GAAP gross profit increased by 1.6% from the year ended December 31, 2021 to $372.0 million for the year ended December 31, 2022. Non-GAAP gross margin was 62.6% for the three months ended December 31, 2022, and 62.0% for the year ended December 31, 2022.

Net cash provided by operating activities increased by 0.9% from the three months ended December 31, 2021 to $36.3 million for the three months ended December 31, 2022 and decreased by 32.2% from the three months ended September 30, 2022. Net cash provided by operating activities increased by 2.0% from the year ended December 31, 2021 to $173.7 million for the year ended December 31, 2022.

Earnings before interest, taxes, depreciation and amortization (EBITDA), including $0.2 million in Q4 of 2022 and $2.0 million in Q3 of 2022 of Sprint (T-Mobile Wireline) acquisition costs, decreased by 0.5% from the three months ended December 31, 2021 to $57.1 million for the three months ended December 31, 2022 and decreased by 1.3% from the three months ended September 30, 2022. Earnings before interest, taxes, depreciation and amortization (EBITDA), including $2.2 million of Sprint (T-Mobile Wireline) acquisition costs in full year 2022, increased by 1.2% from the year ended December 31, 2021 to $230.6 million for the year ended December 31, 2022.

EBITDA margin, including Sprint (T-Mobile Wireline) acquisition costs, was 37.6% for the three months ended December 31, 2022, 39.0% for the three months ended December 31, 2021 and 38.6% for the three months ended September 30, 2022. EBITDA margin was 38.5% for the year ended December 31, 2022 and 38.6% for the year ended December 31, 2021.

Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding $0.2 million in Q4 of 2022 and $2.0 million in Q3 of 2022 of Sprint (T-Mobile Wireline) acquisition costs, was $57.4 for the three months ended December 31, 2022 which was unchanged from the three months ended December 31, 2021 and a decrease of 4.2% from the three months ended September 30, 2022. Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding $2.2 million of Sprint (T-Mobile Wireline) acquisition costs in full year 2022, increased by 2.2% from the year ended December 31, 2021 to $232.9 million for the year ended December 31, 2022.

EBITDA margin, excluding Sprint (T-Mobile Wireline) acquisition costs, was 37.8% for the three months ended December 31, 2022, 39.0% for the three months ended December 31, 2021 and 39.9% for the three months ended September 30, 2022. EBITDA margin, excluding Sprint (T-Mobile Wireline) acquisition costs, was 38.8% for the year ended December 31, 2022 and 38.6% for the year ended December 31, 2021.

Basic net income (loss) per share was $0.02 for the three months ended December 31, 2022, $0.40 for the three months ended December 31, 2021 and $(0.17) for the three months ended September 30, 2022. Diluted net income (loss) per share was $0.02 for the three months ended December 31, 2022, $0.39 for the three months ended December 31, 2021 and $(0.17) for the three months ended September 30, 2022. Basic net income per share was $0.11 for the year ended December 31, 2022 and $1.04 for the year ended December 31, 2021. Diluted net income per share was $0.11 for the year ended December 31, 2022 and $1.03 for the year ended December 31, 2021

Total customer connections increased by 3.0% from December 31, 2021 to 96,514 as of December 31, 2022 and increased by 0.2% from September 30, 2022. On-net customer connections increased by 2.4% from December 31, 2021 to 82,620 as of December 31, 2022 and increased by 0.01% from September 30, 2022. Off-net customer connections increased by 6.8% from December 31, 2021 to 13,531 as of December 31, 2022 and increased by 1.3% from September 30, 2022.

The number of on-net buildings increased by 120 from December 31, 2021 to 3,155 as of December 31, 2022 and increased by 29 from September 30, 2022.

Quarterly Dividend Increase Approved

On February 22, 2023, Cogent’s Board approved a regular quarterly dividend of $0.925 per share payable on March 24, 2023 to shareholders of record on March 10, 2023. This first quarter 2023 regular dividend represents an increase of $0.01 per share, or 1.1%, from the fourth quarter 2022 regular dividend of $0.915 per share and an annual increase of 8.2% from the first quarter 2022 dividend of $0.855 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Tax Treatment of 2022 Dividends

Cogent paid four quarterly dividends in 2022 totaling $169.9 million, or $3.555 per share. The expected tax treatment of these dividends are generally that 77.6% are treated as a return of capital and 22.4% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. Cogent continues to believe that its largest customer base, which is served primarily in its multi-tenant office buildings, is being adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. Cogent continues to experience a slight slowdown in the availability and delivery of networking equipment but Cogent believes it can adequately manage the operation, maintenance, upgrading and growth of its network. A worsening or prolonged slowdown may impact our ability to expand and augment our network.

A resurgence of COVID-19, due to immunity-resistant variants, may cause our corporate customers to continue to delay the return of their employees to the office, to cause these customers to shift workers in the office back to remote work and to delay further opening new offices. A resurgence may also cause Cogent’s employees to be more reluctant to continue in, or make new employees more reluctant to accept, full time, in-office positions. As a result, the lingering impact of the COVID-19 pandemic on office occupancy trends, supply chains and our ability to attract and retain employees may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2022 and in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 23, 2023 to discuss Cogent’s operating results for the fourth quarter of 2022 and full year 2022 and to discuss Cogent’s expectations for full year 2023. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 219 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$109,947	$111,041	$111,099	$110,749	$112,634	$111,975	$113,219	$114,949
% Change from previous Qtr.	2.6%	1.0%	0.1%	-0.3%	1.7%	-0.6%	1.1%	1.5%
Off-Net revenue	$36,723	$36,699	$36,656	$36,304	$36,387	$36,282	$36,611	$36,873
% Change from previous Qtr.	0.1%	-0.1%	-0.1%	-1.0%	0.2%	-0.3%	0.9%	0.7%
Non-Core revenue (1)	$107	$139	$172	$155	$154	$193	$170	$157
% Change from previous Qtr.	-10.8%	29.9%	23.7%	-9.9%	-0.6%	25.3%	-11.9%	-7.6%
Service revenue – total	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$151,979
% Change from previous Qtr.	2.0%	0.8%	0.0%	-0.5%	1.3%	-0.5%	1.0%	1.3%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	1.7%	0.6%	0.5%	0.1%	1.7%	0.4%	2.0%	1.3%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	2.3%	2.8%	3.6%	2.9%	2.9%	2.7%	4.3%	5.5%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (6)	1.4%	0.5%	0.5%	0.4%	2.1%	0.6%	1.6%	1.3%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (6)	1.8%	1.7%	2.9%	2.8%	3.5%	3.6%	4.7%	5.7%
Excise Taxes included in service revenue	$4,528	$4,811	$4,813	$4,336	$3,742	$3,448	$4,118	$4,086
% Change from previous Qtr.	9.3%	6.3%	0.0%	-9.9%	-13.7%	-7.9%	19.4%	-0.8%
Network operations expenses (2)	$55,016	$56,044	$56,482	$56,272	$57,305	$56,369	$57,044	$56,884
% Change from previous Qtr.	0.9%	1.9%	0.8%	-0.4%	1.8%	-1.6%	1.2%	-0.3%
GAAP gross profit (3)	$67,715	$69,603	$68,673	$68,223	$69,038	$68,865	$69,883	$71,444
% Change from previous Qtr.	1.6%	2.8%	-1.3%	-0.7%	1.2%	-0.3%	1.5%	2.2%
GAAP gross margin (3)	46.1%	47.1%	46.4%	46.3%	46.3%	46.4%	46.6%	47.0%
Non-GAAP gross profit (4) (6)	$91,761	$91,835	$91,445	$90,936	$91,870	$92,081	$92,956	$95,095
% Change from previous Qtr.	2.7%	0.1%	-0.4%	-0.6%	1.0%	0.2%	1.0%	2.3%
Non-GAAP gross margin (4) (6)	62.5%	62.1%	61.8%	61.8%	61.6%	62.0%	62.0%	62.6%
Selling, general and administrative expenses (5)	$36,211	$34,654	$33,692	$33,526	$34,715	$33,624	$33,079	$37,713
% Change from previous Qtr.	7.4%	-4.3%	-2.8%	-0.5%	3.5%	-3.1%	-1.6%	14.0%
Depreciation and amortization expense	$21,970	$22,096	$22,609	$22,567	$22,688	$23,071	$22,897	$23,563
% Change from previous Qtr.	-2.2%	0.6%	2.3%	-0.2%	0.5%	1.7%	-0.8%	2.9%
Equity-based compensation expense	$7,307	$6,874	$6,588	$6,053	$6,056	$5,907	$6,211	$6,264
% Change from previous Qtr.	25.0%	-5.9%	-4.2%	-8.1%	0.0%	-2.5%	5.1%	0.9%
Operating income	$26,291	$28,211	$28,556	$36,165	$28,784	$29,566	$28,095	$27,311
% Change from previous Qtr.	-4.0%	7.3%	1.2%	26.6%	-20.4%	2.7%	-5.0%	-2.8%
Interest expense	$15,836	$14,236	$14,273	$13,714	$14,168	$13,478	$17,948	$21,990
% Change from previous Qtr.	-1.1%	-10.1%	0.3%	-3.9%	3.3%	-4.9%	33.2%	22.5%
Non-cash change in valuation – Swap agreement			$3,076	$5,939	$21,271	$7,510	$16,923	$(2,590)
Net income (loss)	$18,851	$(2,493)	$13,320	$18,507	$1,137	$11,164	$(8,007)	$851
Foreign exchange gains (losses) on 2024 Euro Notes	$18,870	$(5,280)	$10,169	$8,763	$8,014	$23,547	$-	$-
Basic net income (loss) per common share	$0.41	$(0.05)	$0.29	$0.40	$0.02	$0.24	$(0.17)	$0.02
Diluted net income (loss) per common share	$0.41	$(0.05)	$0.28	$0.39	$0.02	$0.24	$(0.17)	$0.02
Weighted average common shares – basic	46,067,096	46,229,603	46,293,524	46,420,168	46,575,848	46,691,142	46,736,742	46,885,512
% Change from previous Qtr.	0.4%	0.4%	0.1%	0.3%	0.3%	0.2%	0.1%	0.3%
Weighted average common shares – diluted	46,507,258	46,229,603	46,866,929	46,992,639	46,929,191	47,029,446	46,736,742	47,196,890
% Change from previous Qtr.	1.3%	-0.6%	1.4%	0.3%	-0.1%	0.2%	-0.6%	1.0%
EBITDA (6)	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$57,873	$57,138
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%	2.3%	-1.0%	-1.3%
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	38.6%	37.6%
Sprint (T-Mobile Wireline) acquisition costs	$-	$-	$-	$-	$-	$-	$2,004	$244
EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs (6)	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$59,877	$57,382
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%	2.3%	2.4%	-4.2%
EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs, margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	39.9%	37.8%
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411	$34,403	$53,570	$36,323
% Change from previous Qtr.	25.4%	-15.6%	19.3%	-24.1%	37.3%	-30.4%	55.7%	-32.2%
Capital expenditures	$15,444	$17,217	$21,959	$15,296	$18,121	$17,288	$23,971	$19,591
% Change from previous Qtr.	-2.6%	11.5%	27.5%	-30.3%	18.5%	-4.6%	38.7%	-18.3%
Principal payments of capital (finance) lease obligations	$5,744	$6,192	$4,890	$6,228	$5,863	$5,236	$9,859	$24,514
% Change from previous Qtr.	24.9%	7.8%	-21.0%	27.4%	-5.9%	-10.7%	88.3%	148.6%
Dividends paid	$36,081	$37,001	$37,654	$39,552	$41,298	$41,855	$42,729	$43,975
Gross Leverage Ratio (6)	4.39	5.13	5.07	5.02	4.94	5.22	5.32	5.39
Net Leverage Ratio (6)	3.31	3.45	3.50	3.58	3.58	3.70	3.93	4.20
Customer Connections – end of period
On-Net	78,389	79,146	80,162	80,723	81,627	82,277	82,614	82,620
% Change from previous Qtr.	1.4%	1.0%	1.3%	0.7%	1.1%	0.8%	0.4%	0.0%
Off-Net	12,216	12,386	12,495	12,669	12,922	13,160	13,359	13,531
% Change from previous Qtr.	2.1%	1.4%	0.9%	1.4%	2.0%	1.8%	1.5%	1.3%
Non-Core (1)	320	336	334	334	335	340	348	363
% Change from previous Qtr.	-1.5%	5.0%	-0.6%	-%	0.3%	1.5%	2.4%	4.3%
Total customer connections	90,925	91,868	92,991	93,726	94,884	95,777	96,321	96,514
% Change from previous Qtr.	1.5%	1.0%	1.2%	0.8%	1.2%	0.9%	0.6%	0.2%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,796	1,802	1,816	1,817	1,824	1,826	1,832	1,837
Carrier neutral data center buildings	1,089	1,119	1,138	1,164	1,187	1,216	1,240	1,264
Cogent data centers	54	54	54	54	54	53	54	54
Total on-net buildings	2,939	2,975	3,008	3,035	3,065	3,095	3,126	3,155
Total carrier neutral data center nodes	1,274	1,309	1,332	1,359	1,383	1,409	1,433	1,458
Square feet – multi-tenant office buildings – on-net	978,095,164	979,876,141	984,753,702	986,941,224	992,336,259	993,590,499	995,522,774	1,000,044,418
Network – end of period
Intercity route miles	58,761	59,741	59,741	60,676	60,869	61,024	61,065	61,292
Metro route miles	15,596	15,742	15,979	16,338	16,614	16,822	17,477	17,616
Metro fiber miles	38,058	38,351	38,825	39,559	40,113	40,529	42,212	42,491
Connected networks – AS’s	7,471	7,530	7,597	7,569	7,625	7,685	7,766	7,792
Headcount – end of period
Sales force – quota bearing	547	565	516	490	479	477	522	548
Sales force - total	693	710	662	633	620	619	669	698
Total employees	1,066	1,087	1,031	1,001	987	988	1,041	1,076
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.3	4.5	4.3	4.2	4.7	4.9	4.6	3.8
FTE – sales reps	522	511	521	467	453	449	465	503

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(2)	Network operations expense excludes equity-based compensation expense of $2,076, $136, $163, $146, $144, $145, $176 and $88 in the three month periods ended March 31, 2021 through December 31, 2022, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $4,528, $4,811, $4,813, $4,336, $3,742, $3,448, $4,118 and $4,086 in the three month periods ended March 31, 2021 through December 31, 2022, respectively.

(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)	Excludes equity-based compensation expense of $5,231, $6,738, $6,425, $5,907, $5,912, $5,762, $6,035 and $6,176 in the three month periods ended March 31, 2021 through December 31, 2022, respectively and excludes $2,004 and $244 of Sprint acquisition costs for the three month periods ended September 30, 2022 and December 31, 2022, respectively.

(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs, EBITDA margin and EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs, margin

Acquisition of Sprint Communications

On September 6, 2022, Cogent Infrastructure, Inc., a Delaware corporation and a wholly owned subsidiary of Cogent Communications Holdings Inc., (“Holdings”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Sprint Communications LLC, a Kansas limited liability company (“Sprint”) and an indirect wholly owned subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), and Sprint LLC, a Delaware limited liability company and a direct wholly owned subsidiary of T-Mobile, pursuant to which Holdings will acquire the U.S. long-haul fiber network (including the non-U.S. extensions thereof) of Sprint Communications and its subsidiaries (the “Wireline Business”). The Purchase Agreement provides that, upon the terms and conditions set forth therein, Holdings will purchase from the Seller all of the issued and outstanding membership interests (the “Purchased Interests”) of a Delaware limited liability company that holds Sprints’ assets and liabilities relating to the Wireline Business (such transactions contemplated by the Purchase Agreement, collectively, the “Transaction”).

Acquisition Related Costs

In connection with the Transaction and negotiation of the Purchase Agreement the Company incurred $2.2 million of professional fees in the year ended December 31, 2022.

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs, represents EBITDA plus costs related to the Company’s acquisition of Sprints Wireline Business. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs margin is defined as EBITDA, as adjusted for Sprint acquisition costs, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs, EBITDA margin and EBITDA as adjusted for Sprint (T-Mobile Wireline) acquisition costs margin are useful measures of its ability to service debt, fund capital expenditures and expand its business. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Year 2021	Year 2022
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411	$34,403	$53,570	$36,323	$170,257	$173,707
Changes in operating assets and liabilities	$(9,060)	$2,352	$(3,191)	$7,607	$(6,294)	$5,108	$(13,017)	$4,152	$(2,294)	$(10,250)
Cash interest expense and income tax expense	17,504	15,080	13,526	13,819	14,038	18,946	17,320	16,663	59,939	67,163
EBITDA	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$57,873	$57,138	$227,902	$230,620
PLUS: Sprint acquisition costs	-	-	-	-	-	-	$2,004	$244	-	$2,248
EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$59,877	$57,382	$227,902	$232,868
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	38.6%	37.6%	38.6%	38.5%
EBITDA, as adjusted for Sprint (T- Mobile Wireline) acquisition costs, margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	39.9%	37.8%	38.6%	38.5%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Year 2021	Year 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$151,979	$589,797	$599,604
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516	1,350	1,486	(92)	(5,306)	13,063
Service revenue - as adjusted for currency impact (1)	$146,330	$147,729	$148,636	$148,016	$149,691	$149,800	$151,486	$151,887	$584,491	$612,667
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$568,103	$589,797
Constant currency increase	$2,429	$952	$757	$89	$2,483	$625	$3,036	$1,887	$16,388	$22,870
Constant currency percent increase	1.7%	0.6%	0.5%	0.1%	1.7%	0.4%	2.0%	1.3%	2.9%	3.9%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Year 2021	Year 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$151,979	$589,797	$599,604
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914	3,417	4,246	3,371	(5,306)	13,063
Service revenue - as adjusted for currency impact (2)	$144,169	$144,914	$147,372	$148,124	$151,089	$151,867	$154,246	$155,350	$584,491	$612,667
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927	147,208	$568,103	$589,797
Constant currency increase	$3,254	$3,924	$5,070	$4,223	$4,312	$3,988	$6,319	8,142	$16,388	$22,870
Constant currency percent increase	2.3%	2.8%	3.6%	2.9%	2.9%	2.7%	4.3%	5.5%	2.9%	3.9%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Year 2021	Year 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$151,979	$589,797	$599,604
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516	1,350	1,486	(92)	(5,306)	13,063
Impact of excise taxes on service revenue	(384)	(283)	(2)	477	594	294	(670)	32	(3,400)	3,093
Service revenue - as adjusted for currency and excise taxes impact (3)	$145,946	$147,446	$148,634	$148,493	$150,285	$150,094	$150,816	$151,919	$581,091	$615,760
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$568,103	$589,797
Constant currency and excise taxes increase	$2,045	$669	$755	$566	$3,077	$919	$2,366	$1,919	$12,988	$25,963
Constant currency and excise tax percent increase	1.4%	0.5%	0.5%	0.4%	2.1%	0.6%	1.6%	1.3%	2.3%	4.4%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Year 2021	Year 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$151,979	$589,797	$599,604
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914	3,417	4,246	3,371	(5,306)	13,063
Impact of excise taxes on service revenue	(785)	(1,513)	(911)	(192)	786	1,363	695	$250	$(3,400)	$3,093
Service revenue - as adjusted for currency and excise taxes impact (4)	$143,384	$143,401	$146,461	$147,932	$151,875	$153,230	$154,941	$155,600	$581,091	$615,760
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927	$147,208	$568,103	$589,797
Constant currency and excise taxes increase	$2,469	$2,411	$4,159	$4,031	$5,098	$5,351	$7,014	$8,392	$12,988	$25,963
Constant currency and excise tax percent increase	1.8%	1.7%	2.9%	2.8%	3.5%	3.6%	4.7%	5.7%	2.3%	4.4%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Year 2021	Year 2022
Service revenue total	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$151,979	$589,797	$599,604
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	79,062	78,276	79,254	78,985	80,137	79,585	80,117	80,535	315,577	320,376
GAAP Gross Profit (1)	$67,715	$69,603	$68,673	$68,223	$69,038	$68,865	$69,883	$71,444	$274,220	$279,228
Plus - Equity-based compensation – network operations expense	2,076	136	163	146	144	145	176	88	2,521	553
Plus – Depreciation and amortization expense	21,970	22,096	22,609	22,567	22,688	23,071	22,897	$23,563	89,240	$92,222
Non-GAAP Gross Profit (2)	$91,761	$91,835	$91,445	$90,936	$91,870	$92,081	$92,956	$95,095	$365,981	$372,003
GAAP Gross Margin (1)	46.1%	47.1%	46.4%	46.3%	46.3%	46.4%	46.6%	47.0%	46.5%	46.6%
Non-GAAP Gross Margin (2)	62.5%	62.1%	61.8%	61.8%	61.6%	62.0%	62.0%	62.6%	62.1%	62.0%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide to investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted for Sprint acquisition costs. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted for Sprint acquisition costs. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of September 30, 2022	As of December 31, 2022
Cash and cash equivalents & restricted cash	$323,664	$275,912
Debt
Capital (finance) leases – current portion	24,135	17,182
Capital (finance) leases – long term	263,750	287,044
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured 2027 Notes	450,000	450,000
Total debt	1,237,885	1,254,226
Total net debt	914,221	978,314
Trailing 12 months EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs	232,899	232,871
Gross leverage ratio	5.32	5.39
Net leverage ratio	3.93	4.20

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2022	2021
Assets
Current assets:
Cash and cash equivalents	$223,783	$319,609
Restricted cash	52,129	9,015
Accounts receivable, net of allowance for credit losses of $2,303 and $1,510, respectively	44,123	41,938
Prepaid expenses and other current assets	45,878	39,015
Total current assets	365,913	409,577
Property and equipment:
Property and equipment	1,714,906	1,619,515
Accumulated depreciation and amortization	(1,170,476)	(1,161,635)
Total property and equipment, net	544,430	457,880
Right-of-use leased assets	81,601	101,687
Deposits and other assets	18,238	15,413
Total assets	$1,010,182	$984,557
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,208	$11,923
Accrued and other current liabilities	63,889	39,057
Current maturities, operating lease liabilities	12,005	12,197
Installment payment agreement, current portion, net of discount of $6	—	785
Finance lease obligations, current maturities	17,182	17,048
Total current liabilities	120,284	81,010
Senior unsecured 2024 notes, net of unamortized debt costs of $2,121 and net of discount of $772	—	394,112
Senior secured 2026 notes, net of unamortized debt costs of $905 and $1,156, respectively, and discount of $1,203 and $1,536, respectively	497,892	497,308
Senior unsecured 2027 notes, net of unamortized debt costs of $1,173 and discount of $2,456	446,371	—
Operating lease liabilities, net of current maturities	94,587	111,794
Finance lease obligations, net of current maturities	287,044	228,822
Other long-term liabilities	82,636	44,609
Total liabilities	1,528,814	1,357,655
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,013,330 and 47,674,189 shares issued and outstanding, respectively	48	48
Additional paid-in capital	575,064	547,734
Accumulated other comprehensive loss	(19,156)	(11,003)
Accumulated deficit	(1,074,588)	(909,877)
Total stockholders’ deficit	(518,632)	(373,098)
Total liabilities and stockholders’ deficit	$1,010,182	$984,557

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2022

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2022	2021	2020
Service revenue	$599,604	$589,797	$568,103
Operating expenses:
Network operations (including $2,248, $2,521 and $1,219 of equity-based compensation expense, respectively), exclusive of amounts shown separately	228,154	226,337	219,157
Selling, general, and administrative (including $23,886, $24,301 and $22,306 of equity-based compensation expense, respectively)	163,021	162,380	158,476
Acquisition costs – Sprint (T-Mobile Wireline)	2,248	—	—
Depreciation and amortization	92,222	89,240	83,477
Total operating expenses	485,645	477,957	461,110
Gains on equipment transactions	—	18	352
Gains (losses) on lease terminations	—	7,375	(423)
Operating income	113,959	119,233	106,922
Interest expense	(67,584)	(58,059)	(62,486)
Change in valuation – interest rate swap	(43,113)	(9,015)	—
Realized foreign exchange gain on 2024 Notes	—	—	2,533
Foreign exchange gain (loss) on 2024 Notes	31,561	32,522	(36,997)
Loss on debt extinguishment and redemption – 2021 Notes	—	—	(638)
Loss on debt extinguishment and redemption – 2022 Notes	—	(14,698)	—
Loss on debt extinguishment and redemption – 2024 Notes	(11,885)	—	—
Interest income and other	3,438	1,437	978
Income before income taxes	26,376	71,420	10,312
Income tax expense	(21,230)	(23,235)	(4,096)
Net income	$5,146	$48,185	$6,216

Comprehensive (loss) income:
Net income	$5,146	$48,185	$6,216
Foreign currency translation adjustment	(8,153)	(9,697)	11,020
Comprehensive (loss) income	$(3,007)	$38,488	$17,236
Basic net income per common share	$0.11	$1.04	$0.14
Diluted net income per common share	$0.11	$1.03	$0.13
Dividends declared per common share	$3.555	$3.170	$2.780
Weighted-average common shares-basic	46,875,992	46,419,180	45,947,772
Weighted-average common shares -diluted	47,207,298	46,963,920	46,668,198

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Service revenue	$151,979	$147,208
Operating expenses:
Network operations (including $88 and $146 of equity-based compensation expense, respectively), exclusive of amounts shown separately	56,972	56,418
Selling, general, and administrative (including $6,176 and $5,907 of equity-based compensation expense, respectively)	43,889	39,433
Acquisition costs – Sprint (T-Mobile Wireline)	244	—
Depreciation and amortization	23,563	22,567
Total operating expenses	124,668	118,418
Gain on lease termination	—	7,375
Operating income	27,311	36,165
Interest expense	(21,990)	(13,714)
Change in valuation – interest rate swap	2,590	(5,939)
Foreign exchange gain on 2024 Notes	—	8,763
Interest income and other	4,106	(9)
Income before income taxes	12,017	25,266
Income tax expense	(11,166)	(6,759)
Net income	$851	$18,507
Comprehensive income:
Net income	$851	$18,507
Foreign currency translation adjustment	9,257	(2,445)
Comprehensive income	$10,108	$16,062
Basic net income per common share	$0.02	$0.40
Diluted net income per common share	$0.02	$0.39
Dividends declared per common share	$0.915	$0.830
Weighted-average common shares-basic	46,885,512	46,420,168
Weighted-average common shares -diluted	47,196,890	46,992,639

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 2022

(IN THOUSANDS)

	2022	2021	2020
Cash flows from operating activities:
Net income	$5,146	$48,185	$6,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,222	89,240	83,477
Amortization of debt discount and premium	1,464	1,759	1,894
Equity-based compensation expense (net of amounts capitalized)	24,439	26,822	23,525
Foreign currency exchange (gain) loss on 2024 Notes	(31,561)	(32,522)	36,997
Realized foreign currency exchange gain on 2024 Notes	—	—	(2,533)
Loss on extinguishment & redemption of 2024 notes	11,885	—	—
Loss on extinguishment & redemption of 2022 notes	—	14,698	—
Loss on extinguishment & redemption of 2021 notes	—	—	638
Gain – lease termination	—	(7,375)	—
Gains—equipment transactions and other, net	372	69	(546)
Deferred income taxes	16,539	18,159	282
Changes in operating assets and liabilities:
Accounts receivable	(2,838)	1,385	(2,702)
Prepaid expenses and other current assets	(7,427)	(17)	(2,771)
Change in valuation – interest rate swap agreement	43,113	9,015	—
Deposits and other assets	(282)	(12)	(873)
Accounts payable, accrued liabilities and other long-term liabilities	20,635	851	(3,284)
Net cash provided by operating activities	173,707	170,257	140,320
Cash flows from investing activities:
Purchases of property and equipment	(78,971)	(69,916)	(55,952)
Net cash used in investing activities	(78,971)	(69,916)	(55,952)
Cash flows from financing activities:
Net proceeds from issuance of 2027 Notes, net of debt costs of $1,290	446,010	—	—
Net proceeds from issuance of 2026 Notes, net of debt costs of $1,317	—	496,933	—
Net proceeds from issuance of 2024 Notes, net of debt costs of $2,137	—	—	240,285
Redemption and extinguishment of 2024 Notes	(375,354)	—	—
Redemption and extinguishment of 2022 Notes	—	(459,317)	—
Redemption and extinguishment of 2021 Notes	—	—	(189,225)
Dividends paid	(169,857)	(150,288)	(129,412)
Principal payments of finance lease obligations	(45,472)	(23,054)	(23,990)
Principal payments of installment payment agreement	(790)	(6,922)	(10,547)
Purchases of common stock	—	—	(4,495)
Proceeds from exercises of common stock options	614	1,823	1,382
Net cash used in financing activities	(144,849)	(140,825)	(116,002)
Effect of exchange rate changes on cash	(2,599)	(2,193)	3,513
Net decrease in cash and cash equivalents & restricted cash	(52,712)	(42,677)	(28,121)
Cash and cash equivalents & restricted cash, beginning of year	328,624	371,301	399,422
Cash and cash equivalents & restricted cash, end of year	$275,912	$328,624	$371,301

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021

(IN THOUSANDS)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Cash flows from operating activities:
Net income	$851	$18,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,563	22,567
Amortization of debt discount and premium	320	426
Equity-based compensation expense (net of amounts capitalized)	6,264	6,053
Foreign currency exchange loss gain on 2024 Notes	—	(8,763)
Gain – lease termination	—	(7,375)
Gains—equipment transactions and other, net	(3,159)	416
Deferred income taxes	11,857	6,237
Changes in operating assets and liabilities:
Accounts receivable	265	1,544
Prepaid expenses and other current assets	1,977	(1,751)
Change in valuation – interest rate swap agreement	(2,590)	5,939
Deposits and other assets	(518)	(7,827)
Accounts payable, accrued liabilities and other long-term liabilities	(2,507)	11
Net cash provided by operating activities	36,323	35,984
Cash flows from investing activities:
Purchases of property and equipment	(19,591)	(15,296)
Net cash used in investing activities	(19,591)	(15,296)
Cash flows from financing activities:
Dividends paid	(43,975)	(39,552)
Principal payments of finance lease obligations	(24,514)	(6,228)
Principal payments of installment payment agreement	—	(1,077)
Proceeds from exercises of common stock options	188	586
Net cash used in financing activities	(68,301)	(46,271)
Effect of exchange rate changes on cash	3,817	(748)
Net decrease in cash and cash equivalents & restricted cash	(47,752)	(26,331)
Cash and cash equivalents & restricted cash, beginning of year	323,664	354,955
Cash and cash equivalents & restricted cash, end of year	$275,912	$328,624

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our pending acquisition of Sprint Communications, including delays or conditions on the obtaining of necessary regulatory approvals, our failure to close the acquisition or difficulties integrating our business with the acquired Sprint Communications business; the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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